Exhibit 99.2

TRANSITION AND RETIREMENT AGREEMENT

TRANSITION AND RETIREMENT AGREEMENT (this “Agreement”) made and entered into by and between OfficeMax Incorporated (the “Company”) and Sam Duncan (the “Executive”), dated as of February 11, 2010.

WHEREAS, the Executive has been employed as Chief Executive Officer and President of the Company and has served as a member of the Company’s Board of Directors pursuant to a written agreement originally dated April 14, 2005 (as amended, the “Employment Agreement”); and

WHEREAS, the Executive has been Chairman of the Board of Directors since June 30, 2005; and

WHEREAS, the Executive has determined that he wishes to retire from the Company; and

WHEREAS, the Executive and the Company wish to set forth the terms and conditions under which the Executive will serve during the Company’s transition to a new Chief Executive Officer and President;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows:

1.                                       Dates.

(a)           For purposes of this Agreement, the “Transition Date” shall be such date, not later than February 28, 2011, as shall be designated by the Board of Directors of the Company (the “Board”) by notice to the Executive.

(b)           For purposes of this Agreement, the “Separation Date” shall be February 28, 2011 or such earlier date as the Executive’s employment with the Company terminates due to Executive’s death or termination by the Company for any reason.  If the Transition Date does not occur prior to the Separation Date, then references herein to the Transition Date shall be deemed to be references to the Separation Date, where the context so requires.

2.                                       Resignation.  The Executive hereby agrees to resign (a) his position as Chief Executive Officer and President of the Company, effective as of the Transition Date and (b) his employment with the Company, effective as of the Separation Date.  The Executive further agrees that he will resign from the Board upon the formal request of the Board at any time on or following the Transition Date.

3.                                       Continuation Period.  The period from the date hereof through the Transition Date shall be referred to as the “Continuation Period”.  During the Continuation Period, the Executive shall continue to serve as the Company’s Chief Executive Officer and President and as Chairman of the Board, and shall have such duties and responsibilities as provided in Section 2 of the Employment Agreement.

4.                                       Transition Period.

(a)           The period (if any) from the Transition Date through the Separation Date shall be referred to as the “Transition Period.”  During the Transition Period, the Executive shall continue as a Company employee as a special advisor.

(b)           During the Transition Period, in his capacity as special advisor the Executive may be assigned such projects and tasks as are reasonably related to, and consistent with his former position as, Chief Executive Officer and President of the Company.

5.                                       Compensation and Benefits Through the Separation Date.

(a)           From the date hereof through the Separation Date, the Company shall continue to pay the Executive his base salary at the rate in effect immediately prior to the date hereof at the rate of $1,030,000 per year (the “Base Salary”), payable in accordance with the normal payroll practices of the Company.  The Base Salary shall not be reduced during the period from the date hereof through the Separation Date.

(b)           From the date hereof through the Separation Date, the Executive shall be entitled to continue to participate in any and all employee benefit plans of the Company in which he was participating immediately prior to the date hereof in accordance with their terms as in effect from time to time.

(c)           The Executive shall be paid an annual bonus with respect to 2009 determined in accordance with the terms of the Company’s 2009 short-term incentive plan.  Such annual bonus will be paid at the time bonus awards with respect to 2009 are paid to the Company’s other executive officers, but in no event later than March 15, 2010.

(d)           The Executive shall be paid an annual bonus with respect to 2010 determined in accordance with the terms of the Company’s 2010 short-term incentive plan, if a payout is due pursuant to the plan, which amount shall be pro-rated, if necessary, in accordance with the terms of the plan, if the Separation Date occurs prior to

December 31, 2010.

(e)           The Executive agrees that, notwithstanding the provisions of Section 3(b) and 3(e) of the Employment Agreement, he will not be entitled to an annual bonus with respect to 2011 and will not, following the date hereof, receive any additional equity award grants from the Company.

(f)            Until the Transition Date, the Executive shall retain his current office location in the Company’s offices and shall maintain the same level of administrative support and services as are being provided as of the date hereof.  Between the Transition Date and the Separation Date, the Executive shall be provided an office and a level of administrative support and services comparable to the level being provided as of the date hereof.

6.                                       Stock Options.

(a)           Attached hereto as Exhibit A is a schedule of all outstanding stock options previously granted to the Executive by the Company as of the date hereof (the “Stock Options”).  From the date hereof through the Separation Date, the Stock Options shall continue to vest in accordance with the governing terms of the applicable stock plan and/or the option agreement or other award documentation governing such Stock Options.

(b)           Notwithstanding any provision of the Employment Agreement or any stock plan or agreement evidencing a Stock Option, upon the Separation Date (and immediately prior to the termination of the Executive’s employment) each Stock Option shall, to the extent not theretofore vested, become fully vested and exercisable.

(c)           Following the Separation Date, the Executive shall be entitled to exercise each Stock Option, in whole or in part, until the “Option Expiration Date” set forth in Appendix A with respect to such Stock Option (subject to the Executive’s compliance with the Restrictive Covenants (as defined below) set forth in the Agreement evidencing such Stock Option, in accordance with their terms).

7.                                       Restricted Stock Units.

(a)           Attached hereto as Exhibit B is a schedule of all outstanding and unvested restricted stock unit awards previously granted to the Executive by the Company as of the date hereof (the “Stock Awards”).  From the date hereof through the Separation Date, the Stock Awards shall continue to vest in accordance with the governing terms of the applicable stock plan and/or the award documentation governing such Stock Award.

(b)           Notwithstanding any provision of the Employment Agreement or any stock plan or agreement evidencing a Stock Award, if the Separation Date shall occur prior to February 20, 2011, the Stock Awards identified as “Time Vesting RSUs” on Exhibit B shall become fully vested and the Company shall deliver shares to the Executive in respect of such Time Vesting RSU on the date which is six months and one day following the Separation Date.

(c)           Notwithstanding any provision of the Employment Agreement or any stock plan or agreement evidencing a Stock Award, the Stock Awards identified as “Performance Vesting RSUs” shall vest as follows, notwithstanding the occurrence of the Separation Date:

(i)                                     with respect to the portion of the Performance Vesting RSU scheduled to vest on February 12, 2011, such portion shall vest on February 12, 2011 (and shall be paid out within 10 days thereof) based on the actual “2009 Adjusted EBIT” attained by the Company and as set forth in the award agreement; and

(ii)                                  with respect to the portion of the Performance Vesting RSU scheduled to vest on February 12, 2012, such portion shall vest on February 12, 2012 (and shall be paid out within 10 days thereof) assuming achievement of the “Target” level of “2010 Adjusted EBIT” (and notwithstanding a greater or lesser level of actual achievement by the Company).

Stock Options and Stock Awards shall continue to be subject to the terms of the 2003 OfficeMax Incentive and Performance Plan, including Section 3.4 of such plan.

8.                                       Final Salary and Paid Time Off; Other Benefits.  On the first regular Company payday immediately following the Separation Date, the Executive shall receive payment with respect to any earned and unpaid salary and accrued vacation, determined in accordance with Company policy.  Following the Separation Date, the Executive shall be provided any benefits to which he is entitled under the benefit plans and programs of the Company in accordance with the terms of such plans and programs, including the Executive’s benefits under Section 3(i) of the Employment Agreement (entitled “Supplemental Pension Benefit”).  The Executive shall be entitled to elect continuation coverage pursuant to COBRA following the Separation Date in accordance with the Company’s ordinary COBRA election procedures, which will be provided to him as soon as practicable following the Separation Date.

9.                                       Non-Competition.  The Executive agrees that the covenants set forth in Section 8 of the Employment Agreement and the non-competition and non-solicitation covenants set forth in the Executive’s Stock Option and Stock Award agreements  (collectively, the “Restrictive Covenants”) shall continue to apply in accordance with their terms until and following the Separation Date and agrees to comply with such covenants.

10.                                 Withholding.  All payments made by the Company to the Executive under this Agreement shall be subject to applicable tax withholding.

11.                                 Consultation with Attorney; Voluntary Agreement.  The Executive understands and agrees that Executive has the right and has been given the opportunity to review this Agreement with an attorney.  Executive represents that he has read this Agreement, including the General Release set forth in Section 11 and understand its terms and that Executive enters into this Agreement freely, voluntarily, and without coercion.

12.                                 Miscellaneous.

(a)           Except as modified hereby, the Employment Agreement shall remain in effect in accordance with its terms; provided, however, that (i) the provisions of Section 4 of the Employment Agreement shall not apply, it being understood that the terms of this Agreement set forth the parties’ final agreement with respect to the termination of the Executive’s employment with and service to the Company and the obligations of the parties in connection with such termination and (ii) the Term of the Employment Agreement shall end upon the Separation Date.  For the avoidance of doubt, the Executive will not be entitled to terminate his employment with the Company for Good Reason under the Employment Agreement and further agrees that the treatment of Stock Options and Stock Awards provided under Section 6 and 7 of this Agreement are conditioned upon the Executive’s continued employment with the Company until the Separation Date (as determined by the Company) and that any voluntary termination of employment by the Executive prior to the Separation Date shall result in the forfeiture by the Executive of his rights to such treatment of the Stock Options and Stock Awards.  The Company agrees that any termination of the Executive’s employment by the Company or due to the Executive’s death shall result in a “Separation Date” for purposes of this Agreement.    The Company shall require any successor to agree to fully comply with and fulfill the Company’s obligations under this Agreement.

(b)           This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by the Executive and the authorized designee of the Board.  The captions and headings in this Agreement are for convenience only.

(c)           The Executive agrees to return to the Company, on the Separation Date or immediately thereafter, all files, records, documents, reports, computers, and other property of the Company in his possession or control and he further agrees that he will not keep, transfer or use any copies or excerpts of the foregoing items.

(d)           The Executive agrees that during his employment and from and after the Separation Date, he will make himself available to the Company to provide reasonable cooperation and assistance to the Company with respect to areas and matters in which he was involved during his employment, including any threatened or actual litigation concerning the Company, and make himself reasonably available to provide to the Company, if requested, information and counsel relating to ongoing matters of interest to the Company. The Company agrees to reimburse the Executive for the actual out-of-pocket expenses incurred by him as a result of complying with this provision, subject to submission to the Company of documentation substantiating such expenses as the Company may require.

(e)           This Agreement may be executed in counterparts, each of which shall be deemed an original, and which together shall be deemed to be one and the same instrument.

(f)            The Company agrees that the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive.

(g)           The Company and the Executive agree that, in the event of a dispute with respect to the provisions of this Agreement, the dispute resolution provisions of Section 9 of the Employment Agreement shall apply, except in instances where the Company seeks relief with respect to a Restrictive Covenant.

(h)           In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.

(i)            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to its choice of law rules.  The parties hereby consent to submit to the exclusive jurisdiction of the state and federal courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement.

13.                                 Notices.  Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national or international courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at the Company’s principal place of business, attention of the General Counsel of the Company, or to such other address as either party may specify by notice to the other actually received.

ACCEPTED AND AGREED TO:	ACCEPTED AND AGREED TO:

Sam Duncan	OfficeMax Incorporated

/s/ Sam Duncan	By:	/s/ Matthew R. Broad

2/11/10	2/11/10
Date	Date

EXHIBIT A

OUTSTANDING STOCK OPTIONS

Grant Date	Exercise Price	Options Granted	Options Vested	Options Unvested	Options Outstanding	Option Expiration Date
4/18/2005	$32.66	70,000	70,000	0	70,000	First anniversary of Separation Date
4/18/2005	$32.66	180,000	144,000	36,000	180,000	First anniversary of Separation Date
2/12/2009	$4.80	352,900	0	352,900	352,900	February 12, 2016

EXHIBIT B

Time Vesting RSU

Grant Date	RSUs Awarded	RSUs Unvested
4/18/2005	15,000	3,000
4/20/2008	63,210	63,210

Performance Vesting RSU

Grant Date	Unvested Performance RSUs (at target)
2/12/2009	120,000

E-1